Exhibit 3.88

Exhibit 3.88

Form 5

Saskatchewan

Consumer and

Commercial

Affairs 304099

Corporation Number

Corporations

Branch

Certificate of

Amendment

The Business Corporations Act

I hereby certify that the articles of

WILLOWVAN MINING LTD.

are this day amended in accordance with the attached Articles of Amendment. Articles of Reorganization or Articles of Arrangement.

Given under my hand and seal

this

15th day

.

of April 1985

CB-S

Director

YP

Saskatchewan Consumer and Commercial Affairs

Articles of Amendment The Business Corporations Act (Section 167 or 168)

Form 4

Corporations

·Branch

P1ease see reverse for instructions

1. Name of corporation: Corporation No.

WILLOWVAN MINING LTD.

2. The articles of the corporation are amended as follows:

(A) Paragraph 4 of the Articles of the Corporation be deleted and the following substituted therefor:

4. Restrictions, if any, on share transfers: No shares shall be transferred without the approval of the Board of Directors.304099

(B)

Paragraph 6 of the Articles of the Corporation be deleted and the following substituted therefor:

6. Restrictions, if any, on business the corporation may carry on:

None

(C) Paragraph 7 of the Articles of the Corporation be deleted and the following substituted therefor:

7. Other provisions, if any:

See attached Schedule “A”.

3. Each amendment has been duly authorized pursuant to the requirements of the Act.

Date

Name Office held Signature

Secretary

April 2, 1985 S. McKinnon

THIS IS SCHEDULE “A” TO THE ARTICLES OF AMENDMENT OF WILLOWVAN MINING LTD.

(i) the right to transfer the corporation’s shares is restricted;

—

(ii) the number of the corporation’s shareholders, exclusive of persons who are in its employment and exclusive of persons who having been formerly in the employment of the company, were, while in that employment, and have continued after the termination of that employment to be shareholders of the company, is limited to not more than 15, two or more persons who are the joint registered.

owners of one or more shares being counted as one shareholder; and

(iii) any invitation to the public to subscribe for the corporation’s securities is prohibited.